As filed with the Securities and Exchange Commission on August 25, 2011
Registration No. 333-106305

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2281015 (IRS Employer Identification Number)

120 E. Baltimore Street, Suite 2100 Baltimore, MD (Address of principal executive offices)	21202 (Zip code)

2001 Equity Incentive Plan
(Full title of the plan)
John G. Meyer, Jr.
Chief Executive Officer
120 E. Baltimore Street, Suite 2100
Baltimore, MD 21202
(Name and address of agent for service)
(410) 385-8155
(Telephone number, including area code, of agent for service)
Copies to:
James E. Baker, Jr., Esq.
Baxter, Baker, Sidle, Conn& Jones, P.A
120 E. Baltimore Street, Suite 2100
Baltimore, Maryland 21202-1643
(410) 385-8122
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-106305) filed by The Allied Defense Group, Inc., formerly Allied Research Corporation (the “Registrant”), with the U.S. Securities and Exchange Commission on June 20, 2003 (the “Registration Statement”) to register 500,000 shares of the Registrant’s common stock for issuance under the 2001 Equity Incentive Plan (the “Plan”).
     In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to deregister all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland on August 25, 2011.

The Allied Defense Group, Inc.
By:	/s/ John G. Meyer, Jr.
John G. Meyer, Jr.
Chief Executive Officer & Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Meyer, Jr.	Chief Executive Officer & Director	August 25, 2011

John G. Meyer, Jr.

/s/ Charles S. Ream	Chief Financial Officer & Director	August 25, 2011

Charles S. Ream

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the 2001 Equity Incentive Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland on August 25, 2011.

2001 Equity Incentive Plan
By:	/s/ John G. Meyer, Jr.
John G. Meyer, Jr.
Chief Executive Officer & Director